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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-63802, 333-109179) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-64095, 333-106691, 333-106692, 333-111314, 333-116650, 333-116651, 333-116653, 333-114184, 333-125723, 333-125724, 333-125726, 333-139491, 333-139492, 333-143467, 333-143468, 333-143469, 333-153898, 333-160397, 333-160398, 333-165604) of Genzyme Corporation of our report dated February 26, 2010, except for Notes H. and Q. as to which the date is June 11, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K dated June 14, 2010.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 11, 2010

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  Exhibit 23